UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


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                                  FORM 8-K


                               CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): July 30, 2004
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                        CAPITAL CITY BANK GROUP, INC.
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            (Exact name of registrant as specified in its charter)

       Florida                    0-13358                    59-2273542
       -------                    -------                    ----------
(State of Incorporation)  (Commission File Number)        (IRS Employer
                                                        Identification No.)


      217 North Monroe Street, Tallahassee, Florida            32301
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         (Address of principal executive office)             (Zip Code)


    Registrant's telephone number, including area code: (850) 671-0300
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        (Former Name or Former Address, if Changed Since Last Report)


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                         CAPITAL CITY BANK GROUP, INC.

                                   FORM 8-K
                                CURRENT REPORT

Item 5.  Other Events
     On July 30, 2004, Capital City Bank Group, Inc.'s wholly-owned banking subsidiary, Capital City Bank, entered into an agreement with Elan Financial Services, a subsidiary of Minneapolis-based U.S. Bancorp. The agreement provides for Capital City Bank to sell its portfolio of credit card receivables to Elan and for Elan to provide additional credit card services to Capital City Bank. As part of the arrangement, Capital City Bank will continue to issue and support credit card products and services, and Elan will enable Capital City to offer a bankcard with enhanced features. The transaction closed August 5, 2004, and is expected to generate an after-tax gain of approximately $4.2 million for Capital City. The credit card portfolio sold to Elan has approximately 22,000 accounts and $22.7 million in receivables.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CAPITAL CITY BANK GROUP, INC.


Date:  August 6, 2004                   By: /s/ J. Kimbrough Davis
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                                            J. Kimbrough Davis,
                                            Executive Vice President
                                            And Chief Financial Officer


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